UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2010

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 30, 2010, Exelon Generation Company, LLC (Generation), a wholly owned subsidiary of Exelon Corporation (Exelon), and Deere & Company (Deere) entered into a Purchase Agreement (the Purchase Agreement), under which Exelon Generation agreed to purchase all of the membership interests of John Deere Renewables, LLC (JDR), an owner and operator of 735 megawatts of operating wind electric generating facilities. The acquisition also includes all projects under development by JDR, including three projects totaling 230 megawatts of wind generation in advanced development in Michigan. On December 9, 2010, Generation completed the acquisition of JDR. Attached as Exhibit 99.1 is Exelon’s press release announcing the completion of the acquisition of JDR.

The purchase price for JDR is $860 million with up to an additional $40 million payable upon commencement of construction of the three projects in Michigan. The Purchase Agreement requires that JDR have at least $8 million of working capital at closing, and the parties will true–up to that amount following the closing. Generation also will reimburse Deere for certain agreed–upon capital expenditures made prior to closing with respect to projects under development. These purchase price adjustments are estimated at approximately $33 million due to Deere.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

December 10, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release